UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/15/2006

Analytical Surveys, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13111

CO	84-0846389
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

9725 Datapoint Drive
Suite 300B
San Antonio, TX 78229
(Address of principal executive offices, including zip code)

210-657-1500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.02.    Unregistered Sales of Equity Securities

The Company announced the completion of a transaction which includes the issuance of 129,033 shares of Common Stock, together with a payment of $150,000 in cash, to purchase equipment and a 50% working interest in an Oklahoma oil and natural gas well and a disposal well from Black Shale Energy, LLC. The equipment will be leased to the operator of the wells. The Common Stock, issued at its fair market value of $1.55, is restricted from trading until a registration statement with respect to such shares is declared effective by the Securities and Exchange Commission.

Item 8.01.    Other Events

The Company has completed three steps in the definitive plan which it presented to Nasdaq designed to regain compliance with Nasdaq listing standards. The Company believes it has regained compliance with the stockholder's equity requirement based upon the three transactions described above. Nasdaq will continue to monitor the Company's ongoing compliance with the stockholders' equity requirement, and if the Company does not evidence compliance with that requirement upon filing its next quarterly report on or before May 14, 2006, the Company may be subject to delisting.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: March 15, 2006	By:	/s/ Lori Jones
Lori Jones
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated March 15, 2006